                                                                Exhibit 23(h)-6a

                        ASSIGNMENT, AMENDMENT AND CONSENT

         THIS ASSIGNMENT, AMENDMENT AND CONSENT AGREEMENT (the "Amendment") is made and entered into effective as of March 1, 2000 by and among BERGER INVESTMENT PORTFOLIO TRUST, BERGER GROWTH FUND, INC., BERGER GROWTH AND INCOME FUND, INC., BERGER/BIAM WORLDWIDE FUNDS TRUST, BERGER/BIAM WORLDWIDE PORTFOLIOS TRUST, BERGER OMNI INVESTMENT TRUST, AND BERGER INSTITUTIONAL PRODUCTS TRUST (collectively "Berger"), INVESTORS FIDUCIARY TRUST COMPANY ("IFTC"), and STATE STREET BANK AND TRUST COMPANY ("State Street").

         WHEREAS, IFTC has agreed to provide certain services to the entity referenced below pursuant to the referenced agreements (collectively, the "Agreements"):

         BERGER INVESTMENT PORTFOLIO TRUST: Recordkeeping and Pricing Agent Agreement dated December 14, 1993 as amended December 1, 1998, Custody Agreement dated December 20, 1995, and various related Special Custody Account (Short Sales) and Procedural and Safekeeping Agreements

         BERGER GROWTH FUND, INC. F/K/A/ THE ONE HUNDRED FUND, INC.:
         Recordkeeping and Pricing Agent Agreement dated October 1, 1992 as amended December 1, 1998 and January 31, 2000, Custody Agreement dated December 20, 1995 as amended January 31, 2000, and various related Special Custody Account Agreement (Short Sales) and Procedural and Safekeeping Agreements

         BERGER GROWTH AND INCOME FUND, INC. F/K/A BERGER ONE HUNDRED AND ONE FUND, INC.: Recordkeeping and Pricing Agent Agreement dated October 1, 1992 as amended December 1, 1998 and January 31, 2000, Custody Agreement dated December 20, 1995 as amended January 31, 2000, and various related Special Custody Account (Short Sales) and Procedural and Safekeeping Agreements

         BERGER/BIAM WORLDWIDE FUNDS TRUST: Recordkeeping and Pricing Agent Agreement dated October 3, 1996 as amended December 1, 1998 and Custody Agreement dated October 3, 1996

         BERGER/BIAM WORLDWIDE PORTFOLIOS TRUST: Recordkeeping, Pricing Agent and Transfer Agency Agreement dated October 3, 1996 as amended December 1, 1998 and Custody Agreement dated October 3, 1996

         BERGER OMNI INVESTMENT TRUST: Recordkeeping and Pricing Agent Agreement dated January 1, 1997 as amended December 1, 1998 and Custody Agreement dated January 1, 1997; and

         BERGER INSTITUTIONAL PRODUCTS TRUST: Recordkeeping and Pricing Agent Agreement dated December 20, 1995 as amended December 1, 1998, Custody Agreement dated December 20, 1995 and various related Special Custody Account (Short Sales) and Procedural and Safekeeping Agreements

         WHEREAS, State Street and IFTC, its wholly owned subsidiary, have commenced a reorganization that will ultimately result in the liquidation of IFTC, and, therefore, IFTC desires to assign, and State Street desires to assume, each of the Agreements; and

         WHEREAS, Berger and State Street desire to amend and supplement the Agreements upon the following terms and conditions.

         NOW THEREFORE, for and in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Berger, IFTC and State Street hereby agree that the Agreements are assigned, amended and supplemented as follows:

                                                                Exhibit 23(h)-6a



1. IFTC hereby assigns all of its rights, duties and obligations under the Agreements to State Street and State Street hereby assumes all of such rights, duties and obligations. Berger hereby consents to such assignment and assumption.

2. The first paragraph of each Agreement is hereby amended by deleting "127 West 10th Street" and replacing it with "801 Pennsylvania Avenue".

3. The "Notice" provisions of the Agreements are hereby amended by replacing the address of State Street as follows:

         State Street Bank and Trust Company
         801 Pennsylvania Avenue
         Kansas City, Missouri  64105-1716
         Attention:  Chief Financial Officer

4. General Provisions. This Amendment may be executed in any number of counterparts, each constituting an original and all considered one and the same agreement. This Amendment is intended to modify and amend the Agreements and the terms of this Amendment and the Agreements are to be construed to be cumulative and not exclusive of each other. Except as provided herein, the Agreements are hereby ratified and confirmed and remain in full force and effect.

         IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized officers to be effective as of the date first above written.

INVESTORS FIDUCIARY TRUST COMPANY      BERGER/BIAM WORLDWIDE FUNDS TRUST

By:                                    By:
   -------------------------------        -------------------------------
Name, Title                            Name, Title

STATE STREET BANK AND TRUST COMPANY    BERGER/BIAM WORLDWIDE PORTFOLIOS TRUST

By:                                    By:
   -------------------------------        -------------------------------
Name, Title                            Name, Title

BERGER INVESTMENT PORTFOLIO TRUST      BERGER OMNI INVESTMENT TRUST

By:                                    By:
   -------------------------------        -------------------------------
Name, Title                            Name, Title

BERGER GROWTH FUND, INC                BERGER INSTITUTIONAL PRODUCTS TRUST

By:                                    By:
   -------------------------------        -------------------------------
Name, Title                            Name, Title

BERGER GROWTH AND INCOME FUND, INC

By:
   -------------------------------
Name, Title